UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 3, 2010

Avatar Holdings Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-07395	23-1739078
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

201 Alhambra Circle, Coral Gables, Florida		33134
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	1-305-442-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders.

Avatar Holdings Inc. (the “Company”) held its annual meeting of stockholders on June 3, 2010. At the annual meeting, the Company’s stockholders (1) reelected each of the persons listed below to serve as a member of the board of directors of the Company until the next annual meeting of stockholders and until his or her successor shall be elected and shall qualify, or until the earlier of his or her death, resignation or removal; and (2) approved the appointment of Ernst & Young, LLP, an independent registered public accounting firm, as the Company’s auditors for 2010.

Shares were voted as follows:

Proposal 1, Election of Directors

	For	Withheld	Broker Non-Votes
Paul D. Barnett	9,404,936	24,866	1,246,429
Milton Dresner	8,085,944	1,343,858	1,246,429
Roger W. Einiger	8,070,188	1,359,614	1,246,429
Gerald D. Kelfer	9,403,855	25,947	1,246,429
Joshua L. Nash	9,404,086	25,716	1,246,429
Kenneth T. Rosen	8,069,709	1,360,093	1,246,429
Joel M. Simon	9,404,536	25,266	1,246,429
Beth A. Stewart	9,398,815	30,987	1,246,429

Proposal 2, Approval of the Appointment of Ernst & Young, LLP, Independent Registered Public Accounting Firm as Auditors for 2010

For	Against	Abstain	Broker Non-Votes

10,652,123	21,873	2,235	—

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Avatar Holdings Inc.

June 4, 2010	By:	JUANITA I. KERRIGAN

Name: JUANITA I. KERRIGAN
Title: VICE PRESIDENT & SECRETARY

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated June 3, 2010